                               CONTRACT SCHEDULE
                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

INITIAL BENEFIT BASE:                 [$100,000.00]

ROLLUP RATE:                          [5.00%]

ROLLUP RATE PERIOD END DATE:          [10th] Contract Anniversary

LIFETIME WITHDRAWAL AGE:              [59 1/2]

WITHDRAWAL RATE:

                                                       FLEXCHOICE EXPEDITE
                                      --------------------------------------------------
                                       [AGE AT 1ST WITHDRAWAL
                                      AFTER LIFETIME WITHDRAWAL
                                                 AGE]                 WITHDRAWAL RATE
                                      --------------------------    --------------------
                                       [59 1/2] TO LESS THAN [65]           5.00%
                                         [65] TO LESS THAN [75]             6.00%
                                         [75] TO LESS THAN [80]             6.50%
                                                 [80 +]                     7.00%
                                      ]

LIFETIME GUARANTEE RATE:

                                                                       FLEXCHOICE EXPEDITE
                                      -----------------------------------------------------------------------------------------
                                        [AGE AT 1ST WITHDRAWAL          [YOUR AGE WHEN       SINGLE LIFETIME    JOINT LIFETIME
                                       AFTER LIFETIME WITHDRAWAL       ACCOUNT VALUE IS         GUARANTEE         GUARANTEE
                                                 AGE]                   REDUCED TO ZERO]           RATE              RATE
                                      ----------------------------  ----------------------  ------------------  ---------------
                                       [59 1/2] TO LESS THAN [65]      [79] OR YOUNGER            3.00%              2.00%
                                                                        [80] OR OLDER             3.50%              2.50%
                                         [65] TO LESS THAN [75]        [79] OR YOUNGER            4.00%              3.00%
                                                                        [80] OR OLDER             4.50%              3.50%
                                         [75] TO LESS THAN [80]        [79] OR YOUNGER            4.50%              3.50%
                                                                        [80] OR OLDER             5.00%              4.00%
                                                [80 +]                 [79] OR YOUNGER             N/A                N/A
                                                                        [80] OR OLDER             5.25%              4.25%
                                      ]

[RESTRICTIONS ON SUBSEQUENT
PURCHASE PAYMENTS:                    We may reject subsequent Purchase Payments by sending advance written Notice to you if any of the following changes occur regarding the same Rider available for new contract purchases:

                                         o  [A change in the Fee Rate;

                                         o  A change in the Rollup Rate;

                                         o  A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and

                                         o  The Rider is no longer offered by us to new Owners.]

                                      Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.]

AUTOMATIC STEP-UP DATE:               [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:        [90]

FEE RATE:                             [1.20%]

5-4-CGLWB-1 (02/15)

MAXIMUM FEE RATE:                     [2.00%]

CANCELLATION WINDOW PERIODS:          [30-day period following the 5th, and 10th Contract Anniversaries following the Issue Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL ADJUSTMENT       [10th Contract Anniversary following the Issue Date]
ELIGIBILITY DATE:

MINIMUM SPOUSAL AGE:                  [Spouse's Date of Birth may not be more than 10 years after your Date of Birth.]

ALLOCATION, TRANSFER AND              [While this Rider is in force you can only make allocations or transfers among the
------------------------              following Subaccounts in accordance with the allocation requirements of this Rider.]
REBALANCING LIMITS:
-------------------

   PLATFORM 1 PERCENTAGE:             [Minimum of 80%]

   PLATFORM 1 SUBACCOUNTS:            [AllianceBernstein Global Dynamic Allocation Portfolio
                                      Allianz Global Investors Dynamic Multi-Asset Plus Portfolio
                                      AQR Global Risk Balanced Portfolio
                                      Barclays Aggregate Bond Index
                                      BlackRock Global Tactical Strategies Portfolio
                                      Invesco Balanced Risk-Allocation Portfolio
                                      JPMorgan Global Active Allocation Portfolio
                                      MetLife Balanced Plus Portfolio
                                      MetLife Multi-Index Targeted Risk Portfolio
                                      PanAgora Global Diversified Risk Portfolio
                                      Pyramis(R) Government Income Portfolio
                                      Pyramis(R) Managed Risk Portfolio
                                      Schroders Global Multi-Asset Portfolio]

   PLATFORM 2 PERCENTAGE:             [Maximum of 20%]

   PLATFORM 2 SUBACCOUNTS:            [MetLife Asset Allocation 20 Portfolio
                                      MetLife Asset Allocation 40 Portfolio
                                      MetLife Asset Allocation 60 Portfolio
                                      American Funds Balanced Allocation Portfolio
                                      American Funds Moderate Allocation Portfolio
                                      SSGA Growth and Income ETF Portfolio]

   [DEATH BENEFIT:                    Death Benefit fields will only print the optional companion Death
   ---------------                    Benefit Rider if elected.

      DEATH BENEFIT FEE RATE:         [0.60%]

      MAXIMUM DEATH BENEFIT
      FEE RATE:                       [1.20%]

5-4-CGLWB-1 (02/15)